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As filed with the Securities and Exchange Commission on March 21, 2012.

Registration No. 333-179004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to
FORM F-4

REGISTRATION STATEMENT
Under The Securities Act of 1933

E-HOUSE (CHINA) HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6531 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

17/F, Merchandise Harvest Building (East)
No. 333 North Chengdu Road
Shanghai 200041
People's Republic of China
Tel: +86 21 6133-0808
Facsimile: +86 21 6133 0707

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road, Central Hong Kong Phone: +852 3740 4700 Facsimile: +852 3740 4727	David Roberts, Esq.
Ke Geng, Esq.
O'Melveny & Myers LLP
Yin Tai Centre, Office Tower, 37th Floor,
No. 2 Jianguomenwai Ave.
Chao Yang District, Beijing 100022, China
Phone: +86 10 6563 4200
Facsimile: +86 6563 4201
Lee Edwards, Esq. Shearman & Sterling LLP 12/F, East Tower, Twin Towers B-12 Jianguomenwai Dajie Beijing 100022 People's Republic of China Phone: +86 10 5922 8001 Facsimile: +86 10 6563 6001	Brian Wheeler, Esq. Shearman & Sterling LLP Fukoku Seimei Building, 5F 2-2-2 Uchisaiwaicho Chiyoda-Ku, Tokyo 100-0011 Japan Phone: +81 3 5251 1601 Facsimile: +81 3 5251 1602

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Ordinary shares, par value $0.001 per share	43,268,099	$4.68	$202,494,703.32	$23,205.89

(1)
This registration statement relates to ordinary shares, par value $0.001 per share (the "E-House shares"), of E-House (China) Holdings Limited ("E-House", or the "registrant"), an exempted company with limited liability incorporated under the laws of the Cayman Islands, to be issued to holders of ordinary shares, par value $0.0002 per share (the "CRIC shares"), of China Real Estate Information Corporation ("CRIC"), an exempted company with limited liability incorporated under the laws of the Cayman Islands, pursuant to the agreement and plan of merger, dated December 28, 2011, by and among E-House, CRIC (China) Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of E-House, and CRIC (the "Merger Agreement"). A separate registration statement on Form F-6 has previously been filed (Registration No. 333-144450) for the registration of the registrant's American depositary shares, each representing one E-House share (the "E-House ADSs"), to be delivered in connection with the proposed Merger (as defined herein).

(2)
Represents the estimated maximum number of E-House shares expected to be offered and sold in the U.S. registered offering and a portion of the E-House shares that are to be offered and sold outside of the United States in the Regulation S offering that may be resold from time to time in the United States or to U.S. persons.

(3)
Computed solely for the purpose of calculating the registration fee. The registration fee has been computed pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, based on the average of the high and low prices of the American depositary shares of CRIC, each representing one CRIC share (the "CRIC ADSs"), trading on the NASDAQ Global Market on January 12, 2012.

(4)
Calculated at a rate equal to 0.00011460 multiplied by the proposed maximum aggregate offering price and previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 Explanatory Note

        The sole purpose of this amendment is to (a) amend the exhibit index and (b) file revised versions of Exhibits 5.1, 8.1 and 99.5 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.      Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. E-House's articles of association and CRIC's articles of association each provide for indemnification of their respective officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default. In addition, pursuant to the Merger Agreement, the articles of association of the surviving company will provide for indemnification of the officers and directors of the surviving company for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default. Further, under the Merger Agreement, each of E-House and the surviving company agree that, from and after the effective time of the Merger, they will indemnify each individual who at the effective time is, or at any time prior to the effective time was, a director or officer of CRIC or the CRIC Subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such indemnified parties' service as a director or officer of CRIC or the CRIC Subsidiaries or services performed by such persons at the request of CRIC or the CRIC Subsidiaries at or prior to the effective time.

        Pursuant to the form of indemnification agreement filed as Exhibit 10.2 to E-House's Registration Statement on Form F-1 (Registration No. 333-144451) originally filed with the Securities and Exchange Commission on July 10, 2007, E-House has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to the form of indemnification agreement filed as Exhibit 10.2 to CRIC's Registration Statement on Form F-1 (Registration No. 333-162213) originally filed with the Securities and Exchange Commission on September 29, 2009, CRIC has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        Each of E-House and CRIC currently maintains directors' and officers' insurance for their directors and officers as well as officers and directors of certain subsidiaries. Further, following the Merger, the surviving company will maintain CRIC's and the CRIC Subsidiaries' existing policies of directors' and officers' liability insurance for the benefit of those persons who are covered by such policies at the effective time of the Merger.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling E-House or CRIC pursuant to the foregoing provisions, E-House and CRIC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.      Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        See the Exhibit Index beginning on page II-9 of this registration statement.

        The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made for the benefit of the other parties to the applicable agreement and (1) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (3) may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and (4) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

        E-House acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

  (b)
  Financial Statement Schedules

        Financial statement schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto of E-House which have been incorporated by reference into this registration statement or are included in this registration statement.

  (c)
  Reports, Opinions or Appraisals

        The opinion of Credit Suisse Securities (USA) LLC regarding the fairness of the Merger Consideration from a financial point of view has been furnished as Annex B of the proxy statement/prospectus.

Item 22.      Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  to include any prospectus required by section 10(a)(3) of the Securities Act;

  (b)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (c)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

        The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The registrant undertakes that every prospectus (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (2) to arrange or provide for a facility in the U.S. for purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, the People's Republic of China, on March 21, 2012.

E-House (China) Holdings Limited
By:	/s/ Xin Zhou Name: Xin Zhou Title: Executive Chairman of the Board of Directors

 POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jianjun Zang	Director and Acting Chief Executive Officer (principal executive officer)	March 21, 2012
/s/ Li-Lan Cheng Li-Lan Cheng	Chief Financial Officer (principal financial and accounting officer)	March 21, 2012
/s/ Xin Zhou Xin Zhou	Executive Chairman	March 21, 2012
* Neil Nanpeng Shen	Director	March 21, 2012
* Canhao Huang	Director	March 21, 2012
* Bing Xiang	Director	March 21, 2012
* Hongchao Zhu	Director	March 21, 2012
* May Wu	Director	March 21, 2012
* Jeffrey Zhijie Zeng	Director	March 21, 2012

Signature		Title	Date

* Yunchang Gu		Director	March 21, 2012
*By:	/s/ Xin Zhou
Name: Xin Zhou, Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of E-House (China) Holdings Limited, has signed this registration statement or amendment thereto in New York, on March 21, 2012.

Authorized U.S. Representative
By:	/s/ Kate Ledyard
Name:	Kate Ledyard, on behalf of Law Debenture Corporate Services Inc.
Title:	Manager

 E-House (China) Holdings Limited

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1	Agreement and Plan of Merger, dated December 28, 2011, between E-House (China) Holdings Limited, CRIC (China) Holdings Limited and China Real Estate Information Corporation (attached as Annex A to the proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference).
3.1	Amended and Restated Memorandum and Articles of Association of the registrant (incorporated by reference to Exhibit 3.2 from the registrant's F-1 registration statement (File No. 333-148729), as initially filed with the SEC on January 17, 2008).
4.1	Deposit Agreement, dated August 7, 2007, among the registrant, JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of E-House ADSs (incorporated by reference to Exhibit 4.3 from the registrant's F-1 registration statement (File No. 333-148729), as initially filed with the SEC on January 17, 2008).
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the securities being registered / shares underlying the E-House ADSs.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the material United States federal tax consequences of the Merger.
8.2	Opinion of Conyers Dill & Pearman as to the material Cayman Islands tax consequences of the Merger (included in Exhibit 5.1)
8.3	Opinion of Fangda Partners as to the material PRC tax consequences of the Merger (included in Exhibit 99.5)
10.1	E-House Share Incentive Plan, as amended and restated on October 16, 2008 (incorporated by reference to Exhibit 10.1 from the registrant's S-8 registration statement (File No. 333-148058), filed with the SEC on December 23, 2008).
10.2	CRIC Share Incentive Plan adopted as of September 9, 2008 (incorporated by reference to Exhibit 4.2 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on May 4, 2009).
10.3	Form of Indemnification Agreement with the registrant's directors (incorporated by reference to Exhibit 10.2 from the registrant's F-1 registration statement (File No. 333-144451), as amended, as initially filed with the SEC on July 10, 2007).
10.4	Form of Employment Agreement with the registrant's senior executives (incorporated by reference to Exhibit 10.3 from the registrant's F-1 registration statement (File No. 333-144451), as amended, as initially filed with the SEC on July 10, 2007).
10.5	English translation of Equity Pledge Agreement, dated July 20, 2009, between Shanghai CRIC Information Technology Co., Ltd., Shanghai Tian Zhuo Advertising Co., Ltd., Xin Zhou and Xudong Zhu (incorporated by reference to Exhibit 4.5 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.6	English translation of Exclusive Call Option Agreement dated July 20, 2009 between Shanghai CRIC Information Technology Co., Ltd., Shanghai Tian Zhuo Advertising Co., Ltd., Xin Zhou and Xudong Zhu (incorporated by reference to Exhibit 4.6 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.7	English translation of Loan Agreement, dated April 1, 2008, between Shanghai CRIC Information Technology Co., Ltd. and Xin Zhou (incorporated by reference to Exhibit 4.8 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on May 4, 2009).

Exhibit No.		Description of Document
10.8		English translation of Loan Agreement, dated September 8, 2008, between Shanghai CRIC Information Technology Co., Ltd. and Xin Zhou (incorporated by reference to Exhibit 4.10 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on May 4, 2009).
10.9		English translation of Loan Agreement, dated July 20, 2009, between Shanghai CRIC Information Technology Co., Ltd. and Xin Zhou (incorporated by reference to Exhibit 4.9 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.10		English translation of Loan Agreement, dated July 20, 2009, between Shanghai CRIC Information Technology Co., Ltd., Xin Zhou and Xudong Zhu (incorporated by reference to Exhibit 4.10 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.11		English translation of Loan Agreement, dated April 1, 2008, between Shanghai Tian Zhuo Advertising Co., Ltd. and Xin Zhou (incorporated by reference to Exhibit 4.9 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on May 4, 2009).
10.12		English translation of Loan Agreement, dated September 8, 2008, between Shanghai Tian Zhuo Advertising Co., Ltd. and Xin Zhou (incorporated by reference to Exhibit 4.11 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on May 4, 2009).
10.13		English translation of Shareholder Voting Rights Proxy Agreement, dated July 20, 2009, between Shanghai CRIC Information Technology Co., Ltd., Shanghai Tian Zhuo Advertising Co., Ltd., Xin Zhou and Xudong Zhu (incorporated by reference to Exhibit 4.13 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.14		English translation of Consultancy Service Agreement, dated April 1, 2008, between Shanghai CRIC Information Technology Co., Ltd. and Shanghai Tian Zhuo Advertising Co., Ltd. (incorporated by reference to Exhibit 4.13 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on May 4, 2009).
10.15	†	English translation of Exclusive Call Option Agreement, dated September 10, 2011, between Shanghai SINA Leju Information Technology Co., Ltd., Beijing Yisheng Leju Information Services Co., Ltd., Xudong Zhu and Zuyu Ding.
10.16	†	English translation of Loan Agreement, dated September 10, 2011 between Shanghai SINA Leju Information Technology Co., Ltd., Xudong Zhu and Zuyu Ding.
10.17	†	English translation of Shareholder Voting Right Proxy Agreement, dated September 10, 2011, between Shanghai SINA Leju Information Technology Co., Ltd., Beijing Yisheng Leju Information Services Co., Ltd., Xudong Zhu and Zuyu Ding.
10.18	†	English translation of Equity Pledge Agreement, dated September 10, 2011, between Shanghai SINA Leju Information Technology Co., Ltd., Beijing Yisheng Leju Information Services Co., Ltd., Xudong Zhu and Zuyu Ding.
10.19		English translation of Exclusive Technical Support Agreement dated May 8, 2008 between Shanghai SINA Leju Information Technology Co., Ltd. and Beijing Visheng Leju Information Services Co., Ltd. (incorporated by reference to Exhibit 4.19 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.20	†	English translation of Exclusive Call Option Agreement, dated December 5, 2011, between Shanghai Yi Yue Information Technology Co. Ltd., Shanghai Yi Xin E-Commerce Co., Ltd., Zuyu Ding and Weijie Ma.

Exhibit No.		Description of Document
10.21	†	English translation of Loan Agreement, dated September 20, 2011, between Shanghai Yi Yue Information Technology Co. Ltd., Zuyu Ding and Weijie Ma.
10.22	†	English translation of Shareholder Voting Right Proxy Agreement, dated December 5, 2011, between Shanghai Yi Yue Information Technology Co. Ltd., Shanghai Yi Xin E-Commerce Co., Ltd., Zuyu Ding and Weijie Ma.
10.23	†	English translation of Equity Pledge Agreement, dated December 5, 2011, between Shanghai Yi Yue Information Technology Co. Ltd., Shanghai Yi Xin E-Commerce Co., Ltd., Zuyu Ding and Weijie Ma.
10.24	†	English translation of Exclusive Technical Support Agreement, dated December 5, 2011, between Shanghai Yi Yue Information Technology Co. Ltd. and Shanghai Yi Xin E-Commerce Co., Ltd.
10.25		Share Purchase Agreement, dated as of July 23, 2009, and Amendment Agreement to the Share Purchase Agreement, dated September 29, 2009, between the registrant and SINA Corporation (incorporated by reference to Exhibit 4.20 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.26		Shareholders Agreement, dated as of October 21, 2009, by and among the registrant, E-House (China) Holdings Limited and SINA Corporation (incorporated by reference to Exhibit 4.21 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.27		Registration Rights Agreement, dated as of October 21, 2009, by and among the registrant, E-House (China) Holdings Limited and SINA Corporation (incorporated by reference to Exhibit 4.22 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.28		Master Transaction Agreement, dated as of July 27, 2009, between the registrant and E-House (China) Holdings Limited (incorporated by reference to Exhibit 4.23 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.29		Offshore Transitional Services Agreement, dated as of July 27, 2009, between the registrant and E-House (China) Holdings Limited (incorporated by reference to Exhibit 4.24 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.30		English translation of Onshore Transitional Services Agreement, dated as of July 27, 2009, between Shanghai CRIC Information Technology Co., Ltd. and Shanghai Real Estate Sales (Group) Co., Ltd. (incorporated by reference to Exhibit 4.25 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.31		Non-Competition Agreement, dated as of July 27, 2009, between the registrant and E-House (China) Holdings Limited (incorporated by reference to Exhibit 4.26 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.32		English translation of Consulting and Services Agreement, dated as of June 30, 2009, between Shanghai CRIC Information Technology Co., Ltd. and Shanghai Real Estate Sales (Group) Co., Ltd. (incorporated by reference to Exhibit 4.27 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).
10.33		English translation of Onshore Cooperation Agreement, dated as of August 31, 2009, among Shanghai Real Estate Sales (Group) Co., Ltd., Shanghai CRIC Information Technology Co., Ltd. and Shanghai Tian Zhuo Advertising Co., Ltd. (incorporated by reference to Exhibit 4.28 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 23, 2010).

Exhibit No.		Description of Document
21.1		List of all of registrant's principal subsidiaries (incorporated by reference to Exhibit 8.1 from the registrant's annual report on Form 20-F (File No. 001-33616), filed with the SEC on April 26, 2011).
23.1	†	Consent of Deloitte Touche Tohmatsu CPA Ltd. relating to audited financial statements of the registrant.
23.2	†	Consent of Deloitte Touche Tohmatsu CPA Ltd. relating to audited financial statements of China Real Estate Information Corporation.
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.4		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
23.5		Consent of Fangda Partners (included in Exhibit 99.5).
23.6	†	Consent of Fangda Partners for investors.
24.1	†	Powers of Attorney (included on signature page to registration statement filed with the SEC on January 13, 2012).
99.1	†	Consent of Credit Suisse Securities (USA) LLC.
99.2	†	Form of Proxy Card for the Extraordinary General Meeting of Shareholders of CRIC.
99.3	†	Form of Notice to CRIC ADS Holders of Extraordinary General Meeting of Shareholders of CRIC.
99.4	†	Form of ADS Voting Instruction Card.
99.5		Opinion of Fangda Partners regarding certain PRC legal matters.
101	†**	The following financial information from the Registration Statement on Form-4 for E-House (China) Holdings Limited, filed with the SEC on January 13, 2012, formatted in XBRL: (1) Unaudited Condensed Consolidated Balance Sheet as of September 30, 2011 (2) Unaudited Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2010 and 2011, (3) Unaudited Condensed Consolidated Statements of Changes in Equity and Comprehensive Income for the Nine Months Ended September 30, 2010 and 2011, (4) Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2010 and 2011, and (5) Notes to the Unaudited Condensed Consolidated Financial Statements.

**
XBRL information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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Previously filed

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
E-House (China) Holdings Limited EXHIBIT INDEX